Exhibit 99.1

Computer Programs and Systems, Inc. Announces Third Quarter 2011 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--October 27, 2011--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

Highlights:

  Revenues of $42.0 million;
  12-month backlog of $130.7 million;
  Earnings per diluted share of $0.54;
  Cash provided by operations of $7.1 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the third quarter and nine months ended September 30, 2011.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on November 25, 2011, to stockholders of record as of the close of business on November 10, 2011.

Total revenues for the third quarter ended September 30, 2011, increased 2.8% to $42.0 million, compared with total revenues of $40.9 million for the prior-year period. Net income for the quarter ended September 30, 2011, increased 22.5% to $6.0 million, or $0.54 per diluted share, compared with $4.9 million, or $0.45 per diluted share, for the quarter ended September 30, 2010. Cash provided by operations for the third quarter of 2011 was $7.1 million, compared with $5.3 million for the prior-year period.

Total revenues for the nine months ended September 30, 2011, increased 19.1% to $131.3 million, compared with total revenues of $110.2 million for the prior-year period. Net income for the nine months ended September 30, 2011, increased 59.7% to $19.3 million, or $1.75 per diluted share, compared with $12.1 million, or $1.10 per diluted share, for the nine months ended September 30, 2010. Cash provided by operations for the first nine months of 2011 was $24.2 million, compared with $13.9 million for the prior-year period.

For the fourth quarter of 2011, the Company anticipates total revenues of $43 million to $46 million and net income of approximately $6.3 million to $6.7 million, or $0.57 to $0.61 per diluted share. CPSI’s 12-month backlog as of September 30, 2011, was $130.7 million, consisting of $29.8 million in non-recurring system purchases and $100.9 million in recurring payments for support, Business Management Services, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s third quarter 2011 conference call will be available on-line at www.cpsinet.com and www.earnings.com on October 28, 2011, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 650 client hospitals in 45 states and the District of Columbia. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 1,200 technical, healthcare, medical and business professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including the effects of the healthcare reform legislation enacted in 2010 and changes in healthcare policy affecting Medicare and Medicaid reimbursement rates; changes in accounting principles generally accepted in the United States; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to us or our customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Sales revenues:
System sales	$15,999	$17,482	$55,199	$42,049
Support and maintenance	17,195	14,980	49,563	43,655
Business management services	8,851	8,451	26,502	24,464
Total sales revenues	42,045	40,913	131,264	110,168

Cost of sales:
System sales	10,845	12,591	36,496	33,778
Support and maintenance	6,811	6,161	19,750	17,619
Business management services	4,912	5,104	14,249	13,919
Total cost of sales	22,568	23,856	70,495	65,316
Gross profit	19,477	17,057	60,769	44,852

Operating expenses:
Sales and marketing	3,581	3,311	10,372	8,315
General and administrative	6,258	6,068	19,629	17,645
Total operating expenses	9,839	9,379	30,001	25,960

Operating income	9,638	7,678	30,768	18,892
Interest income, net	181	222	493	512
Income before taxes	9,819	7,900	31,261	19,404
Provision for income taxes	3,830	3,012	11,982	7,331
Net income	$5,989	$4,888	$19,279	$12,073

Basic earnings per share	$0.54	$0.45	$1.75	$1.10
Diluted earnings per share	$0.54	$0.45	$1.75	$1.10

Weighted average shares outstanding:
Basic	11,063	10,963	11,024	10,963
Diluted	11,063	10,963	11,024	10,963

COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Balance Sheets
(In thousands)
	Sept. 30, 2011	Dec. 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,160	$2,940
Investments	16,445	13,402
Accounts receivable, net of allowance for doubtful accounts of $1,830 and $969, respectively	21,234	25,473
Financing receivables, current portion	4,324	3,114
Inventory	2,008	1,783
Deferred tax assets	2,965	2,244
Prepaid income taxes	1,255	102
Prepaid expenses	490	562
Total current assets	59,881	49,620

Financing receivables, long-term	4,347	4,432
Property and equipment	20,847	19,576
Accumulated depreciation	(12,661)	(10,893)
Total assets	$72,414	$62,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,648	$2,617
Deferred revenue	4,961	4,469
Accrued vacation	3,345	2,952
Other accrued liabilities	5,514	4,447
Total current liabilities	16,468	14,485

Deferred tax liabilities	1,451	1,786

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 11,063 and 10,963 shares issued and outstanding	11	11
Additional paid-in capital	31,263	30,549
Accumulated other comprehensive income	10	59
Retained earnings	23,211	15,845
Total stockholders’ equity	54,495	46,464
Total liabilities and stockholders’ equity	$72,414	$62,735

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Other Supplemental Information
(In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended Sept. 30, 2011	Nine Months Ended Sept. 30, 2011
Net cash provided by operating activities	$7,060	$24,199
Purchases of property and equipment	(336)	(1,007)
Free cash flow	$6,724	$23,192

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Boyd Douglas, 251-639-8100
President and Chief Executive Officer